EXHIBIT A-1


                            ARTICLES OF ORGANIZATION

                                       OF

                        AMERICAN TRANSMISSION COMPANY LLC

          The undersigned, acting as organizer, executes these Articles of Organization for the purpose of forming a limited liability company under Chapter 183 of the Wisconsin Statutes:

                                    ARTICLE I
                                    ---------

          The name of the limited liability company is American Transmission Company LLC.

                                   ARTICLE II
                                   ----------

          The name and street address of the initial registered agent and registered office of the limited liability company are MIBEF Corporate Services, Inc., 100 East Wisconsin Avenue, Suite 3300, Milwaukee, Wisconsin 53202-4108.

                                   ARTICLE III
                                   -----------

          The management of the limited liability company shall be vested in one or more managers of the limited liability company.

                                   ARTICLE IV
                                   ----------

          The name and address of the organizer are Geoffrey R. Morgan, 100 East Wisconsin Avenue, Suite 3300, Milwaukee, Wisconsin 53202-4108.

               Dated as of the 12th day of June, 2000.


                                        ---------------------------------------
                                        Geoffrey R. Morgan, Organizer


              This instrument was drafted by and is returnable to:

                            GEOFFREY R. MORGAN, ESQ.
                          MICHAEL BEST & FRIEDRICH LLP
                           100 EAST WISCONSIN AVENUE,
                                   SUITE 3300
                         MILWAUKEE, WISCONSIN 53202-4108
                                 (414) 271-6560